UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 10, 2011

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000 — 30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
     On April 10, 2011, American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”), Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Endo”), and NIKA Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Endo (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Endo will acquire all of the outstanding stock of AMS for a purchase price of $30.00 per share in cash, without interest (the “Merger Consideration”), and Merger Sub will merge with and into AMS (the “Merger”) with AMS continuing as the surviving corporation and an indirect wholly-owned subsidiary of Endo. The completion of the Merger is subject to customary conditions, including the approval of AMS’ stockholders, the absence of any material adverse effect on AMS’ business and receiving certain antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).
     In connection with the Merger, each issued and outstanding share of AMS common stock will convert into the right to receive the Merger Consideration. Each option to acquire AMS common stock which is vested and exercisable immediately prior to the Merger will be canceled and terminated in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option. All other options will convert into options to acquire Endo common stock on the same economic terms and conditions as were applicable to such options immediately prior to the Merger. Each issued and outstanding share of restricted AMS common stock that is subject to vesting restrictions which vest within one year of the closing of the Merger will convert into the right to receive the Merger Consideration. All other restricted AMS common stock subject to vesting restrictions will convert into restricted shares of Endo common stock with the same economic terms and conditions as were applicable to the restricted AMS shares immediately prior to the Merger.
     The Merger Agreement contains customary representations, warranties and covenants by AMS and Endo. AMS has agreed, among other things, not to solicit alternative transactions. AMS has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement also requires AMS to call and hold a stockholders’ meeting and for AMS’ board of directors (the “Board”) to recommend that AMS stockholders adopt the Merger Agreement.
     The Merger Agreement may be terminated under certain circumstances, including by Endo (i) if the Board withdraws, fails to reaffirm, or changes its recommendation in support of the Merger or fails to reject certain alternative transaction proposals within specified periods of time, or (ii) if AMS fails to hold a stockholders’ meeting to vote on the Merger or fails to include the Board’s recommendation in support of the Merger in the proxy statement. AMS may terminate the Merger Agreement prior to its adoption by AMS stockholders in the event that AMS receives an unsolicited proposal that AMS concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). In each of these cases, AMS may be required to pay Endo a termination fee of $90 million (the “Termination Fee”). In addition, if either party terminates the Merger Agreement (i) under certain circumstances described in the Merger Agreement and an Acquisition Proposal (as defined in the Merger Agreement) is public at the time of the termination and (ii) AMS enters into an agreement to consummate, or actually consummates, certain alternative transactions within twelve (12) months after such termination, then AMS may be required to pay Endo up to $45 million of its transaction costs (“Endo Transaction Costs”) at the time of the termination, and the Termination Fee less the Endo Transaction Costs at the time such agreement is entered into or consummated.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about AMS or Endo. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by AMS to Endo in connection with the signing of the Merger Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between AMS and Endo rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about AMS or Endo.

     On April 11, 2011, AMS and Endo issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.
Item 5.02. Compensatory Arrangements of Certain Officers
Retention Bonus Plan
     On April 10, 2011, AMS adopted the American Medical Systems Holdings, Inc. Retention Bonus Plan (the “Retention Bonus Plan”) to provide certain key employees with a cash bonus in connection with continued employment with AMS following the Merger. The Retention Bonus Plan will be administered by the Compensation Committee of the Board (the “Committee”) until the consummation of the Merger, and thereafter by a committee consisting of Tony P. Bihl III, the Senior Vice President of Human Resources of AMS and the Senior Vice President of Human Resources of Endo. Certain key employees were selected by the Committee to participate in the Retention Bonus Plan, including Mark A. Heggestad, Whitney D. Erickson, Joe W. Martin and Jeanne M. Forneris, each of whom served as a named executive officer of AMS in 2010.
     Under the Retention Bonus Plan each participant is eligible to receive a retention bonus, as determined by the Committee, which will generally be paid in two equal installments, with the first installment to be paid based on continued employment with AMS through the 6-month anniversary of the consummation of the Merger and the second installment to be paid based on continued employment with AMS through the 12-month anniversary of the consummation of the Merger, subject to the accelerated payment of any unpaid installment on the 60th day after a termination of employment by AMS without cause and receipt of a general release of claims from the terminated employee. The total amount that may be payable under the Retention Bonus Plan to all eligible participants is $11.5 million. The amounts that may be payable to each of the following named executive officers of AMS in 2010 under the Retention Bonus Plan are $323,600 to Mr. Heggestad, $298,200 to Ms. Erickson, $304,400 to Mr. Martin and $310,800 to Ms. Forneris.
     If the Merger Agreement terminates in accordance with its terms prior to the consummation of the Merger, the Retention Bonus Plan will terminate and no participant will have any right to any bonus under the Retention Bonus Plan.
     Under the Retention Bonus Plan, if it is determined that any retention bonus, when taken together with any other payment or benefit received by the participant in connection with the Merger or the termination of the participant’s employment, would constitute a parachute payment under Section 280G of the Internal Revenue Code (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits under the plan will be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the participant will exceed the net after-tax benefit received by such participant if no such reduction was made. This provision does not apply to certain participants that are a party to an agreement with the Company that provides for a gross-up payment in connection with excise tax imposed on the participant under Section 4999 of the Code, which includes Mr. Heggestad and Ms. Erickson.
     The foregoing description is qualified in its entirety by reference to the Retention Bonus Plan, filed as Exhibit 10.1 hereto and incorporated herein by reference.
Additional Information and Where to Find It
     AMS plans to file with the Securities and Exchange Commission (the “SEC”), and send or give to its stockholders, a proxy statement in connection with the proposed Merger. The proxy statement will contain important information about the proposed Merger and related matters. AMS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. AMS stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by AMS through the web site maintained by the SEC at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from AMS by contacting Investor Relations by telephone at (952) 930-6000, or by mail at American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations Department, or by going to AMS’ Investor Relations page on its corporate web site at www.americanmedicalsystems.com.
     AMS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AMS in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is included in AMS’ proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2011.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, among Endo Pharmaceuticals Holdings Inc., NIKA Merger Sub, Inc. and American Medical Systems Holdings, Inc., dated as of April 10, 2011.

10.1	American Medical Systems Holdings, Inc. Retention Bonus Plan, dated as of April 10, 2011.

99.1	Press Release, issued by American Medical Systems Holdings, Inc. and Endo Pharmaceuticals Holdings Inc., dated April 11, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011	AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, among Endo Pharmaceuticals Holdings Inc., NIKA Merger Sub, Inc. and American Medical Systems Holdings, Inc., dated as of April 10, 2011.

10.1	American Medical Systems Holdings, Inc. Retention Bonus Plan, dated as of April 10, 2011.

99.1	Press Release, issued by American Medical Systems Holdings, Inc. and Endo Pharmaceuticals Holdings Inc., dated April 11, 2011.